Exhibit 10.33

Amendment to Convertible Promissory Note

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is entered into as of October 27, 2025, by and between DevvStream Corp., an Alberta corporation (the “Maker”), and Helena Global Investment Opportunities 1 Ltd., a Cayman Islands exempted company (the “Holder”).

WHEREAS, the Maker issued to the Holder that certain Convertible Promissory Note dated July 17, 2025 (the “Note”) pursuant to the Securities Purchase Agreement between the parties; and WHEREAS, the parties wish to amend the Note to conform with the amended terms of the Securities Purchase Agreement regarding the allocation of proceeds from ELOC draws.

1. Amendment to Section 1.7 (Use of Proceeds)

Section 1.7 of the Note is hereby amended and restated as follows:
“Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement. Notwithstanding the foregoing, upon receipt of proceeds from any ELOC draw under the Purchase Agreement (ELOC), the Maker shall allocate twenty-five percent (25%) of such proceeds toward repayment or reduction of the outstanding amounts under this Note.”

2. Miscellaneous

Except as expressly amended hereby, all other terms and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

DEVVSTREAM CORP.
By:	/s/Chris Merkel
Name: Chris Merkel
Title: COO

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.
By:	/s/ Jeremy Weech
Name: Jeremy Weech
Title: Managing Partner